UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 5, 2026

JONES SODA CO.

(Exact name of registrant as specified in its charter)

Washington	000-28820	52-2336602
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1522 Western Ave, Suite 24150

Seattle, Washington 98101

(Address of principal executive offices, including zip code)

(206) 624-3357

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On August 5, 2026, the Company closed a non-brokered private placement (the “Offering”) of 606,060 units (the “Units”) at $0.33 per Unit, for aggregate gross proceeds of $200,000. Each Unit is composed of: (i) one (1) share of common stock of the Company; and (ii) one-half (1/2) of a share purchase warrant (an “Warrant”). The terms of the Warrants are identical to the warrants issued in the Company’s private placement offering that closed on July 7, 2026, including an exercise price of $0.45 per share for a period of 36 months from the date of issuance, subject to the Company’s right to accelerate the expiry date of the Warrants if the closing price of the Company’s common stock on the OTCQB or the Canadian Securities Exchange exceeds $0.73 for a period of five (5) consecutive trading days. A copy of such press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated August 6, 2026
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JONES SODA CO.

	By:	/s/ Scott Harvey
	Name:	Scott Harvey
	Title:	President and Chief Executive Officer

Date: August 11, 2026

-3-